Exhibit 10-N-7
OTTER TAIL CORPORATION
1999 STOCK INCENTIVE PLAN
2005 NONQUALIFIED STOCK OPTION AGREEMENT
     This 2005 Nonqualified Stock Option Agreement between Otter Tail Corporation, a Minnesota corporation (the “Corporation”), and the person named in the attached Stock Option Award Certificate who is an employee of the Corporation or one of its Affiliates (the “Optionee”), effective as of the date of grant set forth in the attached Stock Option Award Certificate (the “Grant Date”).
     WHEREAS, the Corporation desires to provide the Optionee with an opportunity to purchase shares of the Corporation’s Common Stock, par value $5.00 per share (the “Common Shares”), as hereinafter provided in order to carry out the purpose of the Corporation’s 1999 Stock Incentive Plan (the “Plan”).
     WHEREAS, this 2005 Nonqualified Stock Option Agreement applies to all options with a Grant Date of January 2005 and thereafter (the “Effective Date”). No change is intended or made to Options issued prior to the Effective Date.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and the Optionee hereby agree as follows:
     1. Grant of Option. The Corporation hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of the aggregate number of Common Shares set forth in the attached Stock Option Award Certificate, on the terms and conditions set forth in this Agreement and the Plan. The Option granted hereunder shall not be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     2. Exercise Price. The per share purchase price of the Common Shares subject to the Option shall be the option price per share set forth in the attached Stock Option Award Certificate.
     3. Duration and Exercisability. The term of the Option shall be for a period of ten years from the Grant Date, terminating at the close of business on the expiration date set forth in the attached Stock Option Award Certificate (the “Expiration Date”) or such shorter period as is prescribed in paragraph 6 hereof. The Option becomes exercisable in its entirety on October 11, 2005, subject to the provisions of paragraphs 4 and 6 hereof. Except as provided in paragraph 6 hereof, the Option may not be exercised unless the Optionee shall, at the time of exercise, be an employee of the Corporation or one of its Affiliates. The Optionee shall not have any of the rights of a shareholder with respect to any of the Common Shares subject to the Option until such shares shall be issued to the Optionee upon due exercise of the Option.

     4. Change of Control. Notwithstanding the provisions of paragraph 3 hereof, from and after a Change of Control (as hereinafter defined) the Option shall become immediately exercisable in full. As used herein, “Change of Control” shall mean any of the following events:
     (a) The acquisition by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Corporation or any of its Affiliates, or any employee benefit plan of the Corporation and/or one or more of its Affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding Common Shares or the combined voting power of the Corporation’s then outstanding voting securities in a transaction or series of transactions not approved in advance by a vote of at least three-quarters of the Continuing Directors (as hereinafter defined); or
     (b) Individuals who, as of the Grant Date, constitute the Board of Directors of the Corporation (generally the “Directors” and as of the Grant Date the “Continuing Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the Grant Date whose nomination for election was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or
     (c) The approval by the shareholders of the Corporation of a reorganization, merger, consolidation, liquidation or dissolution of the Corporation or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of at least three-quarters of the Continuing Directors;
     (d) The first purchase under any tender offer or exchange offer (other than an offer by the Corporation or any of its Affiliates) pursuant to which Common Shares are purchased; or
     (e) At least a majority of the Continuing Directors determines in their sole discretion that there has been a change in control of the Corporation.
     5. Transferability. The Option shall not be transferable other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof and the levy of an execution, attachment or similar process upon the Option shall be void. Notwithstanding the foregoing,

Optionee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Optionee with respect to the Option upon the death of the Optionee.
     6. Effect of Termination of Employment.
          (a) In the event the Optionee shall cease to be employed by the Corporation or any of its Affiliates for any reason other than termination for cause, death, disability, termination within two years following a Change in Control, or retirement after reaching age 55, the Optionee may exercise the Option at any time within three months after such termination of employment, but not thereafter; provided, however, that the Option may not be exercised after the Expiration Date and may be exercised only to the extent of the number of shares the Optionee was entitled to purchase under the Option on the date of such termination.
          (b) In the event the Optionee shall cease to be employed by the Corporation or any of its Affiliates upon termination for cause, the Option shall be terminated as of the date of such termination. Termination for cause shall mean termination of Optionee’s employment with the Corporation or any of its Affiliates for the following acts: dishonesty, fraud, conviction or confession of a felony or of a crime involving moral turpitude, destruction or theft of the property of the Corporation or any of its Affiliates, willful malfeasance or gross negligence, misconduct materially injurious to the Corporation or any of its Affiliates, participation in fraud against the Corporation or any of its Affiliates, entering into competition against the Corporation or any of its Affiliates, and/or a material breach or threatened material breach of any other agreements with the Corporation or any of its Affiliates.
          (c) In the event the Optionee shall cease to be employed by the Corporation or any of its Affiliates within two years following a Change in Control, the Optionee may exercise the Option at any time after such termination of employment, provided, however, that the Option may not be exercised after the Expiration Date.
          (d) In the event the Optionee terminates employment due to retirement from the Corporation or any of its Affiliates after reaching age 55, the Option shall remain in full force and effect, and continue to vest in accordance with paragraph 3 hereof.
          (e) In the event that the Optionee shall cease to be employed by the Corporation or any of its Affiliates as the result of death or disability, or the Optionee shall die within three months after the termination of the Optionee’s employment other than for cause, the Option may be exercised by the Optionee or, if applicable, by the Optionee’s personal representative or administrator or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within a period of one year after the termination of employment of the Optionee, but not after the Expiration Date, to the full extent of the Common Shares covered by the Option not previously purchased, whether or not such shares had become purchasable by the Optionee at the date of the Optionee’s termination of employment. For purposes of this Agreement, an Optionee shall be deemed to have a disability if such Optionee is deemed to be disabled under any long-term disability program then maintained by the Corporation or any of its Affiliates that is applicable to the Optionee; provided, however, that if no such long-term plan is then maintained, the determination of disability shall be in the exclusive and sole discretion of the Corporation.
     (f) The Option shall not be affected by any change of the duties or position of the Optionee (or by a temporary leave of absence approved by the Corporation) so long as the Optionee continues to be an employee of the Corporation or of an Affiliate.
     (g) Nothing herein contained shall confer on the Optionee any right to continue in the employ of the Corporation or any Affiliate or affect in any way the right of the Corporation or any Affiliate to terminate the employment of the Optionee at any time.
     7. Anti-dilution Adjustments. If any portion of the Option is exercised subsequent to any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares or the like occurring after the Grant Date as a result of which shares of any class shall be issued in respect of the outstanding Common Shares, or Common Shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons exercising the Option shall receive for the aggregate price paid upon such exercise the aggregate number of shares which, if Common Shares (as authorized at the Grant Date) had been purchased at the Grant Date for the same aggregate price (on the basis of the price per share set forth in paragraph 2 hereof) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and any and all such stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, or the like; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.
     8. Manner of Exercise. The Option may be exercised by written notice to Wells Fargo Investment, LLC as prescribed by the Corporation. The notice shall state the number of shares with respect to which the Option is being exercised. The notice shall be accompanied by payment of the full purchase price and the Corporation or its agent shall issue and deliver a certificate representing such shares as soon as practicable after the notice is received. Payment of the purchase price shall, unless otherwise consented to by the Corporation, be made by delivery of cash, check (bank check, certified check or personal check) or money order payable to the order of the Corporation Certificates for the shares purchased shall be registered in the name of the person exercising the Option (or if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and another person as joint tenants) and shall be delivered to the person exercising the Option. In the event the Option shall be exercised pursuant to paragraph 6(d) hereof by any person other than the Optionee, the notice shall be accompanied by appropriate proof of such person’s right to exercise the Option. All shares issued upon the exercise of the Option shall be fully paid and non-assessable.
     9. Taxes. The Optionee acknowledges that the Optionee will consult with the Optionee’s personal tax advisor regarding the income tax consequences of exercising the Option or any other matters related to this Agreement. In order to provide the Corporation with the opportunity to claim the benefit of any income tax deduction which may be available to it upon exercise of the Option, and in order to comply with all applicable income tax laws or regulations, the Corporation may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from the Optionee. In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, the Optionee may elect to satisfy the Optionee’s federal and state income tax withholding obligations upon exercise of the Option by (a) delivering cash, check (bank check, certified check or personal check) or money order payable to the order of the Corporation, or (b) having the Corporation withhold a portion of the Common Shares otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Corporation may from time to time establish.
     10. Miscellaneous.
          (a) The Corporation shall reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Agreement.
          (b) If any of the shares covered by this Agreement are not registered under the Securities Act of 1933 at the time of their issuance hereunder, the Optionee represents and agrees that all such shares purchased under the Option will be acquired for investment and not for resale.
          (c) As used in this Agreement, the term “Common Shares” shall mean the Common Shares of the Corporation as authorized at the Grant Date, and the terms “Affiliate,” “Committee” and “Fair Market Value” shall have the meanings ascribed to them in the Plan.
          (d) This Option is granted pursuant to the Plan and is subject to all the terms and conditions contained therein. A copy of the Plan is available to the Optionee upon request.
          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.
          (f) Headings in this Agreement are for convenience of reference only and shall not be deemed in any way to be material or relevant to the construction or interpretation of this Agreement or any provision hereof.
          (g) THIS 2005 NONQUALIFIED STOCK OPTION AGREEMENT IS ATTACHED TO AND MADE A PART OF A STOCK OPTION AWARD CERTIFICATE AND SHALL HAVE NO FORCE OR EFFECT UNLESS SUCH STOCK OPTION AWARD CERTIFICATE IS DULY EXECUTED AND DELIVERED BY THE CORPORATION AND THE OPTIONEE.
* * * * * * * *

OTTER TAIL CORPORATION
1999 STOCK INCENTIVE PLAN
STOCK OPTION AWARD CERTIFICATE
[Name and address of Optionee]
[Social Security Number of Optionee]
     You have been granted options to purchase shares of Otter Tail Corporation Common Stock as follows:

Grant Type:	Nonqualified Stock Option
Grant Date:	April 11, 2005
Stock Option Plan:	1999 Stock Incentive Plan

Option Price Per Share:	$
Total Number of Shares Granted:

Expiration Date:	April 11, 2015
     By the Corporation’s and your signature below, it is agreed that these options are granted under and governed by the terms and conditions of the 2005 Nonqualified Stock Option Agreement, a copy of which is attached and made a part of this document, and the Corporation’s 1999 Stock Incentive Plan, a copy of which is enclosed.
OTTER TAIL CORPORATION

OTTER TAIL CORPORATION

By:

John Erickson
Its: President & Chief Executive Officer

[Name of Optionee]